UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2022
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On June 27, 2022, Post Holdings, Inc. announced that it has commenced a modified “Dutch Auction” tender offer (the “Tender Offer”) for up to $450.0 million (subject to increase) in aggregate cash consideration (excluding accrued interest) of its (i) 4.625% Senior Notes maturing April 2030 and (ii) 4.50% Senior Notes maturing September 2031. The Tender Offer is being made on the terms and subject to the conditions, including a financing condition, set forth in the Offer to Purchase, dated June 27, 2022 (as it may be amended or supplemented, the “Offer to Purchase”).
The Tender Offer will expire at 11:59 p.m., New York City time, on July 25, 2022, unless extended or earlier terminated as described in the Offer to Purchase, with an early participation deadline of 5:00 p.m., New York City time, on July 11, 2022, unless extended or earlier terminated.
A copy of the press release relating to the Tender Offer is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 27, 2022

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2022	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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